UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Schedule 14A

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Exchange Act of 1934 (Amendment No. )

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Iconix Brand Group, Inc.

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The following correspondence was sent on May 7, 2008 through electronic mail to Fidelity Management & Research Company and certain other institutional investors that owned common stock of Iconix Brand Group, Inc., with regard to the proposed amendment to the Iconix Brand Group, Inc. 2006 Equity Incentive Plan.

May 9, 2008

Mr. Joe Vitelli
Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109
Joseph.vitelli@fidelity.com

Re: Iconix Brand Group, Inc.

Dear Mr. Vitelli:

Thank you for taking the time to correspond with us about the proposed amendment to the Iconix Brand Group, Inc. 2006 Equity Incentive Plan (the “Plan”) to increase by 1.5 million the number of shares of common stock that the Company has the authority to issue under the Plan. As you know, our stockholders will be considering and voting on the proposal to amend the Plan at our upcoming Annual Stockholders Meeting on May 15, 2008. We appreciate Fidelity sharing its thoughts regarding the Plan with us.

The purpose of this letter is to inform Fidelity that our management will recommend to the Iconix Brand Group Inc. Board of Directors at a regularly-scheduled Board meeting during the 2008 fiscal year that the Plan be amended in the following respects:

•	Except as otherwise provided below, all full-value awards granted under the Plan will be subject to one of the following vesting requirements:

Time Based Vesting: The period over which such awards will be fully vested will be no  less than three years following grant;

Performance Based Vesting: The performance period for such full-value awards will  be no less than one year.

However, up to 5% of the awards available for issuance under the Plan can be issued as  full value awards without the vesting requirements listed above.

•
The above restrictions, and any other restrictions placed on awards granted under the Plan, will not be waived by the Company, except in the case of death, disability or retirement of a grantee, or in the event of a change-of-control, as specifically provided in the Plan document.

•
The Company will confirm the existing requirement that the Plan will be administered solely by the Compensation Committee, which is 100% comprised of non-employee, independent directors, including with respect to grants to non-employee directors.

Thank you for your time and attention to this matter. If there is anything further with which I can assist you, please do not hesitate to ask.

Very truly yours,

/s/ David Conn
David Conn
Executive Vice President